UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2005

Sybron Dental Specialties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16057	33-0920985
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

1717 West Collins Avenue

Orange, California 92867

(Address of principal executive offices)

(714) 516-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreements with Bernard J. Pitz. As described in Item 5.02 below, in connection with Mr. Bernard J. Pitz’s appointment as the Vice President-Finance, Chief Financial Officer and Treasurer of Sybron Dental Specialties, Inc. (the “Company”), Mr. Pitz entered into an Employment Agreement with the Company on May 11, 2005, and an Indemnification Agreement with the Company on May 13, 2005.

The Employment Agreement, which is in substantially the same form as those previously entered into with the Company’s other executive officers, provides for an initial base salary, subject to annual merit increases at the discretion of the Compensation Committee, of $290,000.00, and provides Mr. Pitz benefits customarily accorded executives of the Company and its subsidiaries, including participation in the Company’s Senior Executive Incentive Compensation Plan.

The Employment Agreement may be terminated, with or without cause, by Mr. Pitz upon forty-five (45) days’ advance notice to the Company or by the Company upon ninety (90) days’ notice to Mr. Pitz. Should the Company terminate Mr. Pitz’s employment without “cause”, “cause,” as defined in the Employment Agreement, or Mr. Pitz terminates the employment relationship as a result of a “constructive termination event,” as defined in the Employment Agreement, the Company will pay (1) any accrued but unpaid salary, expenses required to be reimbursed, accrued vacation pay, any earned but unpaid bonuses for prior periods; (2) an amount equal to the incentive award that would have been earned by Mr. Pitz under the Company’s Senior Executive Incentive Compensation Plan (or its successor bonus plan/program) for the fiscal year in which Mr. Pitz’s employment is terminated; multiplied, however, by a percentage of the fiscal year in which Mr. Pitz was actively employed; and (3) Mr. Pitz’s then current monthly salary for a period of twelve (12) months. Additionally, for a twelve (12) month period after termination of Mr. Pitz’s employment, the Company is obligated to arrange to provide Mr. Pitz, if available under the Company’s benefit plans, or if not, pay to Mr. Pitz an amount equal to the Company’s costs of, life, disability, accident, health insurance, and other “executive” benefits substantially similar to those which Mr. Pitz was receiving or entitled to receive immediately prior to the termination. All unvested stock options or other awards will be cancelled on the date of termination.

The Employment Agreement provides the Company the right to terminate Mr. Pitz, at any time, without advance notice, for “cause,” as defined in the Employment Agreement. If the Company terminates Mr. Pitz’s employment for “cause,” or Mr. Pitz’s employment is terminated at the request of Mr. Pitz, except for “good reason” following a “change in control” or as a result of a “constructive termination event,” as those terms are defined in the Employment Agreement, the Company will pay any accrued but unpaid salary, expenses required to be reimbursed, accrued vacation pay and any earned but unpaid bonuses for prior periods. Company benefits will be paid in accordance with the terms of the Company’s benefit plans and all unvested stock options or other awards will be cancelled on the date of termination. Mr. Pitz will generally have ninety (90) days after the termination to exercise any vested stock options.

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Upon the termination of Mr. Pitz’s employment by the Company following a “change in control” or in anticipation of a “change in control” or by Mr. Pitz for “good reason” following a “change in control,” Mr. Pitz shall be entitled, unless such termination is effective more than twenty-four (24) months following the occurrence of the “change in control,” a payment of an amount equal to 2.99 times the sum of (i) Mr. Pitz’s annual base salary in effect at the time at which a “change in control” occurs and (ii) the greater of (a) Mr. Pitz’s base salary times Mr. Pitz’s target bonus amount in effect at the time at which a “change in control” occurs times a factor of 2.0 or (b) the average of the incentive awards (as that term is defined in the Senior Executive Incentive Compensation Plan) paid to Mr. Pitz for the three (3) fiscal years immediately prior to the occurrence of the “change in control.” Additionally, the Company will pay Mr. Pitz any accrued but unpaid salary, expenses required to be reimbursed and any earned but unpaid bonuses for prior periods. Company benefits will continue for a period of two (2) years and all unvested stock options or other awards will be cancelled on the date of termination. Mr. Pitz will generally have ninety (90) days after the termination to exercise any vested stock options. If there are any excise tax payments due as a result of the preceding payments, Mr. Pitz will receive certain gross-up payments such that the net amount received by Mr. Pitz pursuant to the agreement will not be reduced by any excise taxes.

The Company must require any successor to assume the Company’s obligations pursuant to the Employment Agreement. If the Company fails to do this, Mr. Pitz will be entitled to the same benefits he would receive if they terminated the Employment Agreement on the date of succession for good reason following a change in control. The Employment Agreement also subjects Mr. Pitz to confidentiality obligations, and contains restrictions on him soliciting employees of the Company for a period of one (1) year following termination of employment. A copy of the current form of employment agreement between the Company and its executive officers is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

The Indemnification Agreement, which is in substantially the same form as those previously entered into with the Company’s other officers, among other things, indemnifies the Company’s officers to the fullest extent permitted by law for certain expenses (including attorney’s fees), liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person’s service as an officer of the Company or an affiliate of the Company. A copy of the current form of indemnification agreement between the Company and its officers is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Principal Officers

In the Company’s Current Report on Form 8-K dated March 31, 2005, filed on April 11, 2005 (the “March 31, 2005 8-K”), it reported on the scheduled retirement of Mr. Gregory D. Waller, the Company’s Vice President-Finance, Chief Financial Officer and Treasurer. In accordance with the reported schedule, Mr. Waller retired from the Company on May 10, 2005.

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(c) Appointment of Principal Officers

In the March 31, 2005 8-K, the Company reported that the Board of Directors of the Company appointed, to become effective on May 11, 2005, Mr. Bernard J. Pitz as the Company’s Vice President-Finance, Chief Financial Officer and Treasurer. In accordance with that report, Mr. Pitz became, effective May 11, 2005, the Vice President-Finance, Chief Financial Officer and Treasurer of the Company. The terms of Mr. Pitz’s employment agreement are discussed in Item 1.01 to this Current Report on Form 8-K and are incorporated herein by reference. This amends Item 5.02 of the March 31, 2005 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Form of Executive Employment Agreement between Sybron Dental Specialties, Inc. and Executive Officers.

10.2	Form of Indemnification Agreement for Officers.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBRON DENTAL SPECIALTIES, INC.

Date: May 16, 2005	By:	/s/ STEPHEN J. TOMASSI
Stephen J. Tomassi
Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Executive Employment Agreement between Sybron Dental Specialties, Inc. and Executive Officers.

10.2	Form of Indemnification Agreement for Officers.

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